UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invitation to the Special Die Amtsdauer des unabhängigen Stimmrechts-shall be construed in accordance with Article 728 vertreter vor Ablauf seiner Amtsdauer aus seinem holders that elected the Independent Proxy and (the “Company”) Stellvertreter ohne weiteres seine Funktion. the end of its term, if he, she or it loses his, her at the corporate headquarters of Allied World Assurance Company Holdings, AG, Park Tower, seine Pflichten in Übereinstimmung mit den ein-exercise his, her or its functions, the substitute Möglichkeit haben, dem unabhängigen Stimm-Proxy shall exercise his, her or its responsibilities cial Holdings Limited, a corporation existing under the laws of Canada (“Fairfax”), to acquire all of the stellten Antrag zu Verhandlungsgegenständen Board of Directors shall ensure that the share-as of December 18, 2016, between Fairfax and the Company, as may be amended from time to time. Möglichkeit haben, zu nicht angekündigten An-to the Independent Proxy with respect to each zu neuen Verhandlungsgegenständen gemäss meeting. In addition, the shareholders shall be auch elektronisch, bis 6 Uhr Lokalzeit am Tag an agenda point not previously announced in the The Board of Directors proposes that Articles 8 and 14 of the Company’s Articles of Association be Stimmrechtsvertreter erteilen können. Der un-the Board of Directors shall ensure that the share-Weisungen erhalten, so enthält er sich der Stimme. Proxy shall exercise the voting rights granted to der Statuten festgehaltenen Fällen abgelehnt grounds set out in Article 8 paragraph f) and Approval of the payment of a special dividend of USD 5.00 per common share and the forgoing of the USD 0.26 quarterly dividend des Erwerbers als Aktionär mit Stimmrecht ab, Directors refuses to register the acquirer as share-The Board of Directors proposes that shareholders approve the resolution below with regard to the seit dem Eingang des Eintragungsgesuchs. Nicht of such refusal within 20 days upon receipt of sprechenden Aktien gelten in der Generalver-without voting rights. The corresponding shares c) [gelöscht] c) [deleted] Time”) and the restrictions of Swiss law, the declaration and payment of a special dividend of $5.00 per to holders of record of outstanding Common Shares as of immediately prior to the Acceptance Time, entscheidet über die Löschung eines bereits ein-register or shall decide on their cancellation when Admission to the Special Shareholder Meeting Aktienbuch, wenn der Erwerber auf sein Verlangen expressly state that he/she has acquired or holds the Company’s transfer agent. Beneficial owners of shares have received or will receive instructions im eigenen Namen und auf eigene Rechnung er-own account. g) Der Verwaltungsrat verweigert die Eintragung g) The Board of Directors shall reject entry of holder Meeting must obtain a power of attorney from their bank, brokerage firm or other nominee Namenaktien für Dritte halten und dies schrift-shares for third parties and state this in writing to nominee indicating that you are the owner of the Company’s common shares. Shareholders of record händer/Nominees mit unbeschränktem Stimm-with voting rights without limitation or shall schaft auf deren schriftliches Verlangen hin jeder-the names, addresses and share holdings of each holder of those shares as of February 17, 2017, to vote their shares in person at the Special Shareholder nahmen von den obgenannten Beschränkungen approve exceptions to the above regulations attention: Theodore Neos, at Allied World Assurance Company Holdings, AG, Park Tower, Gubelstrasse Sodann kann der Verwaltungsrat nach Anhörung Association). The Board of Directors is in addition Granting of Proxy wenn diese durch falsche Angaben zustande ge-in the share register which were effected on the 22, 2017 either by mail or by e-mail. If sending by e-mail to the independent proxy, you must attach the recht im Sinne von Artikel 8 der Statuten ge-voting rights for the shares in accordance with this sammenhang stehenden Rechte wahrnehmen. the shares nor other rights associated with the change their proxies. Revocations to the independent proxy must be received by him by no later than schränkungen gemäss Artikel 8 der Statuten zu a) Each share is entitled to one vote subject to lassen, welche kein Aktionär sein muss. authorized by a written proxy and who does not b) [gelöscht] b) [deleted] c) [gelöscht]c) [deleted] d) Die Generalversammlung wählt einen un-d) The General Meeting of Shareholders shall elect abhängigen Stimmrechtsvertreter und einen Stell-an Independent Proxy and a substitute of the In-vertreter. Wählbar sind natürliche oder juristische dependent Proxy who may either be individuals, Personen oder Personengesellschaften. Die Un-legal entities or partnerships. The independence of abhängigkeit richtet sich nach Artikel 728 OR. the Independent Proxy and his, her or its substitute Shareholder Meetingvertreters und etwaiger Stellvertreter endet mit CO. The term of the Independent Proxy and his, der Beendigung der auf ihre Wahl folgendenher or its substitute shall end with the closing (“Special Shareholder Meeting”) ofordentlichen Generalversammlung. Wiederwahlof the next ordinary General Meeting of Share-Allied World Assurance Company Holdings, AGist möglich. Falls der unabhängige Stimmrechts-holders following the General Meeting of Share-Amt ausscheidet, seine Unabhängigkeit verlierthis, her or its substitute. The Independent Proxy Wednesday, March 22, 2017, 2:00 p.m. Central European Timeoder sein Amt nicht ausüben kann, übernimmt and his, her or its substitute may be re-elected. In (doors open at 1:30 p.m. Central European Time)sein von der Generalversammlung gewähltercase the Independent Proxy leaves office before 15th Floor, Gubelstrasse 24, 6300 Zug, Switzerland Der unabhängige Stimmrechtsvertreter nimmtor its independence or may otherwise no longer This Special Shareholder Meeting is being called to vote on the agenda items described below in con-schlägigen Gesetzesvorschriften wahr. Der Ver-to be elected by the General Meeting of Share-nection with the proposed exchange offer (the “offer”) by a wholly-owned subsidiary of Fairfax Finan-waltungsrat stellt sicher, dass die Aktionäre die holders shall assume the office. The Independent outstanding common shares, par value CHF 4.10 per share, of the Company (“common shares”), pur-rechtsvertreter zu jedem in der Einberufung ge-in accordance with the provisions of the law. The suant to the terms, and subject to the conditions, of that certain Agreement and Plan of Merger, dated Weisungen zu erteilen. Zudem müssen sie die holders have the opportunity to give instructions AGENDA ITEMS trägen zu Verhandlungsgegenständen sowie agenda point mentioned in the notice to the ITEM 1 Artikel 700 Absatz 3 OR allgemeine Weisungen given the opportunity to give general instructions Amendment of Art. 8 and 14 of the Company’s Articles of Association zu erteilen. Der Verwaltungsrat stellt sicher, dass with respect to motions made at the meeting PROPOSAL OF THE BOARD OF DIRECTORS die Aktionäre ihre Vollmachten und Weisungen, concerning an agenda point or with respect to amended to remove the limitation on the voting rights of a holder of 10% or more of the Company’s der Generalversammlung dem unabhängigen invitation (Article 700 para. 3 CO). Furthermore, common shares. This proposal is conditioned on the closing of the offer. abhängige Stimmrechtsvertreter ist verpflichtet, holders may give their proxy or instructions to the The amended wording of Articles 8 and 14 of the Company’s Articles of Association according to the die ihm von den Aktionären übertragenen Stimm-Independent Proxy until 6:00 a.m. (local time) on proposal by the Board of Directors will be as follows: rechte weisungsgemäss auszuüben. Hat er keine the day of the General Meeting. The Independent Kann der unabhängige Stimmrechtsvertreter sein him, her or it by the shareholders in accordance Artikel 8 Aktienregister und Beschränkungen derArticle 8 Share Register and Transfer RestrictionsAmt nicht ausüben, dann gelten die ihm erteiltenwith their instructions. If no instructions have ÜbertragbarkeitVollmachten und Weisungen als seinem Stellver-been given, the Independent Proxy shall abstain a) Für die Namenaktien wird ein Register (Aktien-a) Registered shares are registered in a share register. treter erteilt. from voting. If the Independent Proxy is unable buch) geführt. Darin werden die Eigentümer und The name of the owner or the usufructuary shall to exercise his, her or its office, the proxies and Nutzniesser mit Namen und Vornamen, Wohnort, be entered in the share register with his/her name, instructions shall be deemed to be given to the Adresse und Staatsangehörigkeit (bei juristischen address, domicile and citizenship (domicile in case substitute of the Independent Proxy. Personen mit Sitz) eingetragen. of legal entities). e) [gelöscht]e) [deleted] b) Zur Eintragung ins Aktienbuch als Aktionär mit b) Entry in the share register of registered shares Stimmrecht ist die Zustimmung des Verwaltungs-with voting rights is subject to the approval of f) [gelöscht] f) [deleted] rats notwendig. Die Eintragung als Aktionär mit the Board of Directors. Entry of registered shares Stimmrecht kann in den in Artikel 8 lit. f) und g) with voting rights may be refused based on the ITEM 2 werden. Lehnt der Verwaltungsrat die Eintragung g) of the Articles of Association. If the Board of benachrichtigt er diesen innerhalb von 20 Tagen holder with voting rights it shall notify the acquirer PROPOSAL OF THE BOARD OF DIRECTORS anerkannte Erwerber werden als Aktionäre ohne the application. Non-recognized acquirers shall payment of a USD 5.00 special dividend per common share and the forgoing of the USD 0.26 quarterly Stimmrecht ins Aktienbuch eingetragen. Die ent-be entered in the share register as shareholders dividend. This proposal is conditioned on the closing of the offer. sammlung als nicht vertreten.shall be considered as not represented in the“RESOLVED, that the shareholders of Allied World Assurance Company Holdings, AG (the “Company”), General Meeting of Shareholders.hereby approve (i) subject to such time that the company’s ordinary shares, par value CHF 4.10 per share (“Common Shares”), tendered pursuant to the offer are accepted for exchange (the “Acceptance d) [reserviert]d) [reserved]Common Share payable, without interest, out of the general legal reserve from capital contributions e) [gelöscht]e) [deleted]as soon as possible after the Acceptance Time; and (ii) the use of the $0.26 quarterly dividend for the f) Der Verwaltungsrat verweigert die Eintragungf) The Board of Directors shall reject entry of payment of the special dividend, also conditioned upon the occurrence of the Acceptance Time.” ins Aktienbuch als Aktionär mit Stimmrecht oder registered shares with voting rights in the share ORGANIZATIONAL MATTERS getragenen Aktionärs mit Stimmrecht aus dem the acquirer or shareholder upon request does not Shareholders who were registered in the Company’s share register on February 17, 2017 have received hin nicht ausdrücklich erklärt, dass er die Aktien the shares in his/her own name and for his/her the Company’s Proxy Statement and proxy card from Continental Stock Transfer & Trust Company, worben hat.from their bank, brokerage firm or other nominee acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Special Share-natürlicher und juristischer Personen, welche individuals and legal entities who hold registered that authorizes them to vote the shares held by them on their behalf. In addition, you must bring to the lich gegenüber der Gesellschaft erklären, als Treu-the Company, as nominees in the share register Special Shareholder Meeting an account statement or letter from your bank, brokerage firm or other recht ins Aktienbuch oder entscheidet über die decide on their cancellation when the nominee registered in the Company’s share register are entitled to participate in and vote at the Special Share-Löschung aus dem Aktienbuch, wenn sie sich does not undertake the obligation to disclose at holder Meeting. Each share is entitled to one vote. The exercise of voting rights is subject to the voting nicht dazu verpflichten, gegenüber der Gesell-any time to the Company at its written request restrictions set out in the Company’s Articles of Association. zeit die Namen, Adressen und Beteiligungsquoten person for whom such nominee is holding shares. Shareholders who become registered as shareholders of record with respect to their common shares derjenigen Personen offenzulegen, für welche sie in the Company (as opposed to a beneficial holder of shares held in “street name”) after February die Namenaktien halten. 17, 2017, but on or before March 22, 2017, and want to vote those shares at the Special Shareholder h) Der Verwaltungsrat kann in besonderen Fällen Aus-h) The Board of Directors may in special casesMeeting, will need for identification purposes to obtain a proxy from the registered voting rights record (Artikel 8 lit. f) und g) der Statuten) genehmigen. (Article 8 paragraph f) and g) of the Articles of Meeting. Alternatively, they may also obtain the proxy materials by contacting the Corporate Secretary, der betroffenen Personen deren Eintragungen im authorized, after due consultation with the person 24, 6300 Zug, Switzerland, or via e-mail at secretary@awac.com. Aktienbuch als Aktionäre rückwirkend streichen, concerned, to delete with retroactive effect entries kommen sind oder wenn die betroffene Person basis of false information and/or to delete entriesIf you are a shareholder of record and do not wish to attend the Special Shareholder Meeting, you die Auskunft gemäss Artikel 8 lit. f) der Statutenin case the respective person refuses to make thehave the right to grant a proxy directly to Buis Buergi AG, Muehlebachstrasse 8, P.O. Box 672, CH-8024 verweigert.disclosers according to Article 8 paragraph f) of theZurich, Switzerland, e-mail at proxy@bblegal.ch, as the Company’s independent proxy, with full right Articles of Association.of substitution, with the proxy card; or grant a written proxy to any person who need not be a share-i) Solange ein Erwerber nicht Aktionär mit Stimm-i) Until an acquirer becomes a shareholder withholder. Proxies issued to the independent proxy must be received no later than 6:00 a.m., CET, on March worden ist, kann er weder die entsprechenden Article 8 of the Articles of Association, he/she may executed proxy card in order for your vote to be counted. Stimmrechte noch die weiteren mit diesem in Zu-neither exercise the voting rights connected with Registered shareholders who have appointed the independent proxy as a proxy may not vote in person voting rights.at the Special Shareholder Meeting or send a proxy of their choice to the meeting unless they revoke or Artikel 14Stimmrecht und VertreterArticle 14Voting Rights and Shareholders6:00 a.m., CET, on March 22, 2017 either by mail to Buis Buergi AG, Muehlebachstrasse 8, P.O. Box 672, a) Jede Aktie berechtigt, unter Vorbehalt der Ein-Proxies CH-8024 Zurich, Switzerland, or by e-mail at proxy@bblegal.ch. einer Stimme. Jeder stimmberechtigte Aktionär the provisions of Article 8 of the Articles of Admission office kann seine Aktien durch einen unabhängigen Association. Each shareholder may be represented The admission office opens on the day of the Special Shareholder Meeting at 1:30 p.m. CET. Share-Stimmrechtsvertreter oder eine andere von ihm at the General Meeting of Shareholders by an holders of record attending the meeting are kindly asked to present their proxy card as proof of ad-schriftlich bevollmächtigte Person vertreten Independent Proxy or another person who is mission at the entrance. need to be a shareholder.Zug, February 28, 2017On behalf of the Board of Directors Theodore Neos, Corporate Secretary 3367453 Unternehmenspublikationen - Publications d'entreprises - Pubblicazioni d'imprese Dienstag - Mardi - Martedì, 28.02.2017, No 41, Jahrgang - année - anno: 135